Exhibit 99.(11)

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

September 30, 2015

Morgan Stanley Institutional Fund Trust
522 Fifth Avenue
New York, New York 10036

Re:                            Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel for Morgan Stanley Institutional Fund Trust, a Pennsylvania business trust (the “Trust”), in connection with the preparation and filing of a registration statement on Form N-14 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the proposed issuance by the Trust of Class A and Class I and shares of beneficial interest of the Limited Duration Portfolio (“Limited Duration Portfolio”), a series of the Trust, each without par value (the “Acquiring Fund Shares”) pursuant to an Agreement and Plan of Reorganization, dated as of June 10, 2015 (the “Reorganization Agreement”), between Morgan Stanley Limited Duration U.S. Government Trust (“Limited Duration Government”) and the Trust, on behalf of the Limited Duration Portfolio, pursuant to which substantially all of the assets and the liabilities of Limited Duration Government will be transferred to the Limited Duration Portfolio in exchange for shares of the Acquiring Fund Shares (the “Reorganization”).  This opinion letter is being furnished to the Trust in accordance with the requirements of Item 16 of Form N-14 under the 1933 Act, and no opinion is expressed herein as to any matter other than as to the legality of the Acquiring Fund Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i) the Registration Statement;

(ii) the Reorganization Agreement;

(iii) the Amended and Restated Agreement and Declaration of Trust of the Fund;

US  Austin  Boston  Charlotte  Hartford  Los Angeles  New York  Orange County  Philadelphia  Princeton  San Francisco  Silicon Valley

Washington DC    EUROPE  Brussels  Dublin  Frankfurt  London  Luxembourg  Moscow  Munich  Paris    ASIA  Beijing  Hong Kong

(iv) the Amended and Restated Bylaws of the Fund; and

(v) resolutions of the Board of Trustees of the Trust relating to, among other things, the authorization and issuance of the Acquiring Fund Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies.  In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Trust).

We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when the issuance of the Acquiring Fund Shares has been duly authorized by all necessary action of the Board of Trustees on the part of the Trust, and when such Acquiring Fund Shares are issued and delivered by the Trust as contemplated by the Registration Statement and the Reorganization Agreement against payment of the consideration therein described, such Acquiring Fund Shares will be validly issued and shareholders who received Acquiring Fund Shares will not have any obligation to make payments to the Trust or its creditors or make contributions to the Trust or its creditors solely by reason of the shareholder’s ownership of the Acquiring Fund Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the proxy statement and prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP